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                                                                    EXHIBIT 11.1
                           STERLING COMMERCE, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)
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                                              THREE MONTHS         SIX MONTHS
                                              ENDED MARCH          ENDED MARCH
                                                31, 1997             31, 1997
                                              ------------         -----------
Primary:
Average shares outstanding..............         80,111              77,527
Net effect of dilutive stock
 options based on the treasury stock
 method using average market price......          2,623               2,245
                                                -------             -------
Total...................................         82,734              79,772
                                                =======             =======
Net income..............................        $18,817             $34,877
                                                =======             =======
Per share amount........................        $  0.23             $  0.44
                                                =======             =======
Fully diluted:
Average shares outstanding..............         80,111              77,527
Net effect of dilutive stock
 options based on the treasury stock
 method using the higher of average or
 quarter-end market price...............          2,623               2,245
                                                -------             -------
Total...................................         82,734              79,772
                                                =======             =======
Net income..............................        $18,817             $34,877
                                                =======             =======
Per share amount........................        $  0.23             $  0.44
                                                =======             =======
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